Exhibit 10.2

COLUMBIA BANKING SYSTEM, INC.

2016 401 Plus Plan

I.	Establishment and Purpose of Plan

Columbia Banking System, Inc., hereby establishes the Columbia Banking System, Inc. 2016 401 Plus Plan (the “Plan”), effective as of October 26, 2016.

The Plan is intended to provide deferred compensation for the directors and a select group of senior management or highly compensated employees of Columbia Banking System, Inc. and entities with which it is considered a single employer under §§ 414(b) or 414(c) of the U.S. Internal Revenue Code of 1986, as amended (“Code”). Columbia Banking System, Inc. and such other entities are referred to herein, collectively, as the “Company.”

II.	Participants

The Plan Administrator (defined in paragraph A of Section XIV), in its sole and absolute discretion, shall select the individuals who are permitted to participate in the Plan (“Participants”). The Plan Administrator may only select Participants from among the directors and the senior management or highly compensated employees of the Company. No individual shall have a right (whether because of his or her position with the Company, his or her level of compensation or any other reason whatsoever) to be selected as a Participant.

III.	Election to Defer Compensation

A. Amount Deferred. A Participant may elect to defer a fixed dollar amount of Covered Compensation (defined in Section IV) earned by him or her for services performed in a year, which deferred amount shall not exceed fifty percent (50%) of base salary and shall not be less than $5,000/year. Notwithstanding anything in the immediately preceding sentence to the contrary, a Participant may elect to defer up to one hundred percent (100%) of any bonus awarded or other incentive compensation earned and payable for services performed in a year and up to one hundred percent (100%) of his or her fees for services performed in a year as a director of the Company. An election to defer Covered Compensation earned for services performed in a year shall be irrevocable, except to the extent provided in the Plan.

B. Deferral Agreement and Notice. An election to defer Covered Compensation earned by a Participant for services performed in a year shall be made by delivering to the Company a “Deferral Agreement and Notice” (see Attachment A) duly signed by the Participant. Such “Deferral Agreement and Notice” shall set forth the fixed dollar amount of Covered Compensation that the Participant wishes to defer. A Participant may only defer Covered Compensation earned by him or her for services performed in a year if he or she delivers to the Company a “Deferral Agreement and Notice” electing to defer such Covered Compensation by December 31st of the year immediately preceding the year that it is earned. In the case of the first year in which an individual is selected to be a Participant, he or she may make an initial election to defer Covered Compensation paid for services performed after the election in the year by delivering to the Company a “Deferral Agreement and Notice” within thirty (30) after being selected.

IV.	Covered Compensation

As used herein, “Covered Compensation” means all cash compensation (including, but not limited to annual salary, bonuses, incentive compensation, fees or retainers) earned by an employee or director of the Company for services performed, in such capacity, for the Company.

V.	Deferred Compensation Accounts and Funding

A. Deferred Compensation Account. The Company shall credit amounts deferred by a Participant under Section III of this Plan by an entry to an account that shall be maintained for such Participant on its books and records. Such account shall be called the “Deferred Compensation Account” (“DCA”). In addition, the Company shall credit interest to the DCA, as provided in Section VI.

B. Plan Un-funded. The Plan is intended to be un-funded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time. All monies used to pay amounts credited to the DCA maintained for a Participant shall come from the general funds of the Company. A Participant is an unsecured general creditor of the Company with respect to a DCA maintained for the Participant and shall have no interest, rights or priority in any specific assets of the Company by reason of this Plan. The Company shall not be required to transfer monies to a separate account, create a separate fund, purchase life insurance or annuity contracts, or make other arrangements to fund its liabilities with respect to a DCA maintained for a Participant or any other obligations it may have under the Plan.

C. Informal Funding. If the Company, in its sole and absolute discretion, chooses to transfer monies to a separate account, create a separate fund, purchase life insurance or annuity contracts, or make other arrangements to fund its liabilities with respect to a DCA maintained for a Participant or any other obligations it may have under the Plan, then any such separate account, separate fund, life insurance or annuity contracts, or other arrangements shall remain solely the asset of the Company, subject to the claims of its unsecured general creditors; and a Participant shall have no interest, rights or priority therein, except as an unsecured general creditor of the Company.

VI.	Interest Credits to the Deferred Compensation Account

A. Interest Crediting Rate. At the time of adoption of the Plan, the agreed upon interest rate shall be equal to the three month LIBOR rate plus 3.58%. The Plan Administrator shall annually review the calculation of the rate of interest that will be applied to DCAs (the “Interest Crediting Rate”) for appropriateness. The Interest Crediting Rate shall be adjusted quarterly for fluctuations in the three-month LIBOR rate. Plan participants will be notified of any adjustments to the Interest Crediting Rate.

B. Crediting Interest to DCA. On the last date of each month, the DCA maintained for each Participant shall be credited with an amount equal to the product of (i) one-twelfth (1/12th) of the Interest Crediting Rate for the quarter in which such month occurs, times (ii) the average balance in the DCA for that month. The amount so credited shall be treated as a part of the credit balance of the DCA for all purposes of this Plan. As used herein, the average balance in a DCA for a month shall be equal to the quotient determined by dividing (i) the sum of the credit balance in the DCA at the close of 1 business each day in the calendar month, by (ii) the number of days in such month.

VII.	Plan Distributions

A. Definitions. As used herein, the following capitalized terms shall have the meanings given below:

1. “Designated Beneficiary” means (i) a person that Participant designates on the “Beneficiary Designation Notice” (see Attachment B) as the person entitled to receive, upon Participant’s death, the distributions that would otherwise be made under the Plan to Participant, or (ii) in the absence of a person so designated by Participant, Participant’s estate.

2. “Disabled” means that (i) Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) Participant is, by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

3. “Separation from Service” shall have the meaning given to such term in Treas. Reg. 1.409A-1(h).

B. Distribution Election Notice. At the time a Participant first makes an election to defer Covered Compensation, he or she shall deliver to the Company a signed “Distribution Election Notice” (see Attachment C) in which he or she shall elect to receive distributions of the credit balance in his or her DCA in the form of either a single lump-sum payment or monthly installment payments over a period not to exceed one hundred twenty (120) months. A Participant may change such election from time to time, subject to satisfaction of each and every one of the following conditions:

(i) The change shall not take effect until at least twelve (12) months after the date on which the change is made;

(ii) All payments affected by the change must be deferred for a period of not less than five (5) years from the date such payments would otherwise have been made (or in the case of an installment payment five (5) years from the date the first amount was scheduled to be paid); and

(iii) In the case of a payment at a specified time or pursuant to a fixed schedule, the change cannot be made less than twelve (12) months prior to the date of the first scheduled payment.

C. Distributions Upon Separation From Service or Disability. The Company shall distribute the credit balance in a DCA maintained for a Participant at the time he or she Separates from Service or becomes Disabled as either a single lump-sum or monthly installment payments, as elected by the Participant pursuant to paragraph B of this Section VII. If the Participant has elected a single lump-sum distribution, such distribution shall be made within ninety (90) days after the date that he or she Separates from Service or becomes Disabled; provided that the Participant shall have no right to designate the taxable year of payment. If the Participant has elected monthly installment payments, such distribution shall be made on the first day of each month, beginning with the first day of the third month following the month in which he or she Separates from Service or becomes Disabled and continuing until the full amount of the DCA maintained for him or her has been distributed. Until such DCA has been distributed in full, interest shall continue to be credited to the DCA, as provided in Section VI. The monthly installment payments shall be in as nearly equal amounts as possible. Notwithstanding any contrary provisions of the Plan, if Participant dies after monthly installment payments of the credit balance in the DCA maintained for him or her have begun, then the remaining credit balance in the DCA shall be distributed to his or her Designated Beneficiary in a single lump-sum within ninety (90) days after the Participant’s death.

D. Lump Sum Distributions Upon Death or if DCA is Less Than Specified Amount. Notwithstanding a Participant’s election to receive a distribution of the credit balance in the DCA maintained for him or her in the form of monthly installment payments, such credit balance shall be distributed to the Participant or, in the case of clause (i) below, his or her Designated Beneficiary, in a single lump-sum within ninety (90) days after the occurrence of any of the following events:

(i) Participant dies; or

(ii) After monthly installment payments to the Participant have begun or are required to begin hereunder, the credit balance of the DCA maintained for him or her does not exceed the “applicable dollar amount” (as defined in Code § 402(g)(1)(B)) then in effect ($18,000 for 2016), provided that such distribution results in the termination and liquidation of the entirety of the Participant’s interest under the Plan, including all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under single nonqualified deferred compensation plan under Treas. Reg. § 1.409A-1(c)(2).

E. Required Delay in Payments to Specified Employees. If Participant is a “specified employee” within the meaning of Treas. Reg.§ 1.409A-1(i), then notwithstanding any contrary provisions of the Plan, any amounts payable to the Participant under the Plan on account of a Separation from Service for any reason that could cause the Participant to be subject to the gross income inclusion, interest and additional tax provisions of Code § 409A(a)(1) shall not be paid until after the end of the sixth calendar month beginning after such Separation from Service (the “Suspension Period”). Within fourteen (14) calendar days after the end of the Suspension Period, the Company shall pay Participant a lump sum payment in cash equal to any payments delayed because of the preceding sentence. Thereafter, Participant shall receive any remaining payments under the Plan as if this paragraph E of Section VII were a not a part of the Plan.

VIII.	Change of Control

In the event of a “change in control” of the Company, the Company may, in its sole discretion, establish, on or before the effective date of such change in control, a trust or trusts (“Trust”) to which the Company shall transfer assets in an amount sufficient to satisfy its obligations under the Plan. Such Trust shall comply with applicable Treasury regulations and rulings in order to qualify as a “rabbi trust.” The principal of the Trust, and any earnings thereon, shall be held separate and apart from the other assets of the Company and used to discharge of the Company’s obligations under the Plan; provided, however, that such principal and earnings shall continue to be subject to, and may also be used to satisfy, the claims of the unsecured general creditors of the Company. The term “change in control” shall mean the occurrence of (i) a merger or consolidation in which the Company is not the continuing or surviving entity or pursuant to which the issued and outstanding shares of common stock of the Company are converted into cash, securities or other property, other than a merger of the Company in which the holders of issued and outstanding shares of the common stock of the Company immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) the acquisition of shares of the Company’s issued and outstanding common stock in a single or a series of related transactions, if immediately thereafter persons who owned shares of such common stock immediately before such acquisition do not own more than fifty percent (50%) of the combined voting power of the Company immediately after such acquisition, or (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

IX.	Effect on Other Company Benefit Plans

Nothing contained in this Agreement shall affect the right of a Participant to participate in or, be covered by, any other qualified or nonqualified pension, profit sharing, bonus, supplemental compensation or fringe benefit plans maintained by the Company.

X.	Assignment or Pledge

Except to the extent required by law, a Participant’s rights to any amounts credited to a DCA maintained for the Participant, or to receive any payments under the Plan (i) may not be sold, exchanged, transferred, assigned, pledged, hypothecated, encumbered or otherwise conveyed by the Participant, (ii) shall not be subject to levy or seizure for the payments of any debts, liabilities or obligations of the Participant (including, without limitation, judgments against, and child support, alimony or separate maintenance obligations of, the Participant), and (iii) shall not be transferable in the event of the bankruptcy or insolvency of the Participant, to the fullest extent permitted by law.

XI.	Employment

This Plan shall not (i) expand or restrict any rights or obligations created under an employment agreement by and between the Company and a Participant, (ii) create specific employment rights in a Participant, (iii) limit the right of the Company to terminate a Participant’s services or employment with the Company at any time and for any reason whatsoever, or (iv) limit the right of a Participant to terminate his or her services or employment with the Company at any time and for any reason whatsoever.

XII.	Applicable State Law

This Plan shall be construed and interpreted in accordance with the laws of the State of Washington.

XIII.	Amendment and Termination of Plan

A. General. The Company shall have the right, in its sole and absolute discretion, to amend or to terminate the Plan at any time; provided, however, that any such amendment or termination shall not reduce the credit balance in a Participant’s DCA at the time of the amendment or termination or affect the Company’s obligation to distribute to Participant the amount of such credit balance under the terms of the Plan in effect immediately before such amendment or termination. In the event the Plan is terminated, no additional Covered Compensation shall be deferred.

B. Election to Distribute on Termination. Notwithstanding any contrary provisions contained herein, at any time after the Company terminates the Plan, it may, in its sole and absolute discretion, distribute the credit balance in a Participant’s DCA, provided that

(i) The termination and liquidation does not occur proximate in time to a downturn in the financial health of the Company;

(ii) The Company terminates and liquidates all agreements, methods, programs and other arrangements sponsored by the Company that would be aggregated with any terminated and liquidated agreements, methods, programs and other arrangements under Treas. Reg. § 1.409A-1(c) if the same Participant had deferrals of compensation under all of the agreements, methods, programs and other arrangements that are terminated and liquidated;

(iii) No payments in liquidation of the Plan are made within twelve (12) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan, other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;

(iv) All payment are made within twenty-four (24) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(v) The Company does not adopt a new plan that would be aggregated with any terminated and liquidated plan under Treas. Reg. § 1.409A-1(c), if the same Participant participated in both plans, at any time within three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

XIV.	Miscellaneous

A. Plan Administrator. The Plan shall be administered by the board of directors of the Company (“Board”) or a committee appointed by the Board that shall consist of at least three (3), but less than all, members of the Board. In its sole and absolute discretion, the Board may, from time to time, change the composition of a committee appointed by it to administer the Plan or dismiss such committee and assume sole responsibility for administering the Plan. The person administering the Plan, as provided in this paragraph A of Section XIV, shall be referred to as the “Plan Administrator.” The Plan Administrator may employ such advisors and delegate to other persons such responsibilities relating to the Plan as it deems necessary or advisable.

B. Interpretation of Plan. The Plan Administrator shall have the sole and absolute discretion to interpret the Plan and any agreements entered into in connection therewith; and its interpretation shall be final and binding on all persons. In addition, the Plan Administrator may supply such missing terms to the Plan as it deems reasonably necessary to carry out its purpose.

C. Relationship of Participant, Plan and Company. Nothing contained in this Plan shall be deemed to create a trust relationship between or among a Participant, the Company and the Plan.

D. Statements. Statements detailing a participant’s contributions to the Plan will be provided on a yearly basis beginning after the first quarter subsequent to implementation of the Plan.

E. Unforeseeable Emergency. The Plan is intended to help Participant’s put aside money for their retirement. However, a distribution may be made to a Participant from his or her DCA if he or she experiences an Unforeseeable Emergency. As used herein, the term “Unforeseeable Emergency” means (i) a severe financial hardship resulting from an illness or accident suffered by Participant, his or her spouse, his or her Designated

Beneficiary or his or her dependent (as defined in Code § 152, but without regard to Code §§ 152(b)(1), (b)2) and (d)(1)(B)); (ii) loss of his or her property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond his or her control. Distributions hereunder because of an Unforeseeable Emergency shall be limited to the amount reasonably necessary to satisfy the emergency need (and may include amounts necessary to pay any Federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution). Determination of the amount reasonably necessary to satisfy the emergency need must take into account any additional compensation that is available from the cancellation of the Participant’s deferral election under the Plan because of a payment due to an Unforeseeable Emergency. The Plan Administrator shall have the absolute right and discretion to determine whether or not to make a distribution to a Participant because of an Unforeseeable Emergency, and its determination in this regard shall be final and binding on all parties. Upon a determination by the Plan Administrator that a distribution should be made to a Participant hereunder because of an Unforeseeable Emergency, the Participant’s deferral election hereunder shall be cancelled, and not merely postponed or otherwise delayed, for such period of time as the Plan Administrator determines is reasonably necessary to meet the emergency need and any later deferral election will be subject to the provisions governing an initial deferral election under Treas. Reg. § 1.409A-2(a). This paragraph E of Section XIV is intended to comply with the provisions of Treas. Reg. §§ 1.409A-3(i)(3) and (j)(4)(viii) and shall be interpreted accordingly.

F. Use of Certain Terms. As required by the context, (i) masculine, feminine and neuter nouns used in the Plan may be substituted for nouns of another gender, and (ii) singular and plural nouns and verbs used in the Plan may be substituted for nouns or verbs of another number. All references in the Plan to “year” shall be deemed a reference to the calendar year, except as otherwise required by the context.

G. Code § 409A. This Plan is intended to comply with, and shall be interpreted and administered in a manner consistent with, Code § 409A and regulations issued thereunder.

XV.	Matching Contributions.

A. General. The Company may elect, in its sole and absolute discretion, to match the amount that a Participant defers under paragraph A of Section III for a year by crediting, within a reasonable number of months after the end of such year, the DCA of such Participant with an amount equal to the product of the Match Rate times the amount so deferred for such year.

B. Match Rate. As used herein, the term “Match Rate” means a percentage between zero percent (0%) and one hundred percent (100%), as determined and as may be changed by the Company, in its sole and absolute discretion, from time to time.

C. Application of Other Provisions. Amounts credited to the DCA of a Participant under paragraph A of this Section XV shall be treated as, and subject to the provisions of the Plan in the same manner as, amounts credited to the DCA of a Participant under paragraph A of Section V (including, without limitation, for purposes of crediting interest at the Interest Crediting Rate).

XVI.	Claims Procedures

A. Claim for Benefits. Each person claiming a benefit under the Plan who has been denied such benefit may file a claim (“Claim”) with the Plan Administrator on a form prescribed by the Plan Administrator. If no such form has been so prescribed, a Claim shall be made in writing to the Plan Administrator setting forth the basis for the claim. The person making the Claim shall provide the Plan Administrator with such documents, evidence, data, or information in support of the Claim as the Plan Administrator considers reasonably necessary or desirable.

B. Notice of Determination. The Plan Administrator shall provide the claimant with written notice of its determination of the Claims. If the Claim is denied, either in whole or in part, the written notice shall set forth the following:

(i) The specific reason or reasons for the adverse determination, written in a manner calculated to be understood by the claimant;

(ii) Reference to the specific Plan provisions on which the determination is based;

(iii) A description of any additional material or information necessary for the claimant to perfect the Claim and an explanation of why such material or information is needed; and

(iv) An explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA §502(a) following an adverse benefit determination on review.

The Plan Administrator’s written notice of its determination of the Claim shall be provided to the claimant within a reasonable period of time, but not more than ninety (90) days after receipt of the Claim by the Plan Administrator, unless special circumstances require an extension of time for processing the Claim, in which case the Plan Administrator shall provide a written notice of such extension to the claimant before the expiration of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days from the end of such initial period. So long as the claimant’s request for review is pending (i.e., prior to the time the Plan Administrator provides the claimant with a written notice of its determination of the Claim), the claimant or his or her duly authorized representative may review pertinent Plan documents (and any pertinent related documents) and may submit issues and comments in writing to the Plan Administrator.

C. Right to Reconsideration. If a claimant has received an adverse determination on its Claim, as described in paragraph B of this Section XVI, then within sixty (60) days after receipt of the written notice of determination, the claimant shall, if he or she desires further review, file a written request for reconsideration with the Plan Administrator.

D. Reconsideration. After the Plan Administrator has reconsidered its initial decision, pursuant to a written request for reconsideration under paragraph C of this Section XVI, the Plan Administrator shall issue a final and binding decision within sixty (60) days after receipt from the claimant of the written request for reconsideration; provided, however, that if the Plan Administrator, in its discretion, determines that special circumstances require an extension of time for processing the Claim, the Plan Administrator shall provide a written notice of such extension to the claimant before the expiration of the initial sixty (60) day period. In no event shall the extension exceed sixty (60) days from the end of such initial period.

E. Notice of Determination After Reconsideration. The Plan Administrator shall provide the claimant with written notice of its determination of the Claim after reconsideration. If the Claim is once again denied after such reconsideration, either in whole or in part, the written notice shall set forth the following:

(i) The specific reasons for the adverse determination, written in a manner calculated to be understood by the claimant,

(ii) Reference to the specific Plan provisions on which the determination is based;

(iii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s Claim; and

(iv) A statement of the claimant’s right to bring a civil action under ERISA §502(a).

So long as the claimant’s request for reconsideration is pending, (i.e., prior to the time the Plan Administrator provides the claimant with a written notice of its determination of the Claim after reconsideration), the claimant or his or her duly authorized representative may review pertinent Plan documents (and any pertinent related documents) and may submit issues and comments in writing to the Plan Administrator.

Date:

By:
Kumi Baruffi
Its: Corporate Secretary

ATTACHMENT A

COLUMBIA BANKING SYSTEM, INC.

2016 401 PLUS PLAN

DEFERRAL AGREEMENT AND NOTICE

FOR CALENDAR YEAR 20

The undersigned, a Participant in the Columbia Banking System, Inc. 2016 401 Plus Plan (“Plan”), hereby irrevocably elects to defer the following Covered Compensation for the calendar year 20     under the terms and conditions of the Plan:

$	per pay period (not to exceed 50% of my 20 salary and not to be less than $5,000 per year over 26 pay periods)

%	(up to 100%) of my bonus earned for services rendered in 20 that is otherwise to be paid in 20 [insert immediately succeeding year]

%	(up to 100%) of my production incentive compensation payment to be paid for services rendered in 20 (including fourth Qtr 20 which will be paid in 20 [insert immediately succeeding year])

%	(up to 100%) of my fees earned for services performed in 20 as a director of the Company

The Participant agrees to be bound by all terms and conditions of the Plan. The Participant acknowledges that he or she has been provided a copy of the Plan. The Participant should seek advice from his or her own tax and legal advisors concerning any provisions of the Plan that he or she does not understand and concerning the tax and other consequences of his or her participation in the Plan. Company does not guarantee a particular tax result to the Participant from participation in the Plan.

Capitalized terms not otherwise defined herein have the meaning given to those terms in the Plan.

IMPORTANT NOTE: YOU MAY NOT CHANGE THE AMOUNT THAT YOU ELECT TO DEFER FOR CALENDAR YEAR 20     PURSUANT TO THIS DEFERRAL AGREEMENT AND NOTICE, EVEN IF YOUR COMPENSATION CHANGES (FOR EXAMPLE, BECAUSE YOU CHANGE FROM FULL-TIME EMPLOYMENT TO PART TIME EMPLOYMENT).

Participant	Date

Print Name

1

ATTACHMENT B

COLUMBIA BANKING SYSTEM, INC.

2016 401 PLUS PLAN

BENEFICIARY DESIGNATION NOTICE

I.	PRIMARY DESIGNATED BENEFICIARY

A.	Individual (s) as Primary Designated Beneficiary

(Please indicate the percentage for each beneficiary.)

Name	Relationship	/	%

Address:

(Street)	(City)	(State)	(Zip)

Name	Relationship	/	%

Address:

(Street)	(City)	(State)	(Zip)

Name	Relationship	/	%

Address:

(Street)	(City)	(State)	(Zip)

Name	Relationship	/	%

Address:

(Street)	(City)	(State)	(Zip)

B.	Estate as Primary Designated Beneficiary

The primary designated beneficiary is my estate.

C.	Trust as Primary Designated Beneficiary

Name of the Trust:

Execution Date of the Trust:	/	/

Name of the Trustee:

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II.	SECONDARY (CONTINGENT) DESIGNATED BENEFICIARY

A.	Individual (s) as Secondary (Contingent) Designated Beneficiary

(Please indicate the percentage for each beneficiary.)

Name	Relationship	/	%

Address:

(Street)	(City)	(State)	(Zip)

Name	Relationship	/	%

Address:

(Street)	(City)	(State)	(Zip)

Name	Relationship	/	%

Address:

(Street)	(City)	(State)	(Zip)

Name	Relationship	/	%

Address:

(Street)	(City)	(State)	(Zip)

B.	Estate as Secondary (Contingent) Designated Beneficiary

The secondary (contingent) designated beneficiary is my estate.

C.	Trust as Secondary (Contingent) Designated Beneficiary

Name of the Trust:

Execution Date of the Trust:	/	/

Name of the Trustee:

All sums payable under this Beneficiary Designation by reason of my death shall be paid to the Primary Designated Beneficiary(ies) if he or she survives me, and if he or she does not survive me, then such sums shall be paid to the Secondary (Contingent) Designated Beneficiary(ies) who survive me, to be shared among them based on the relative percentages shown opposite their names. Notwithstanding the immediately preceding sentence, if there is more than one Primary Designated Beneficiary and one or more of them survive me, then the share of such sums that would otherwise be paid to a Primary Designated Beneficiary who does not survive me shall instead be paid in to the Primary Designated Beneficiary(ies) who do survive me, and not to the Secondary (Contingent) Designated Beneficiary(ies), to be shared among the Primary Designated Beneficiary(ies) who survive me based on the relative percentages shown opposite their names.

This Beneficiary Designation is valid until the Participant notifies the Company in writing of a change.

Participant	Date

2

ATTACHMENT C

COLUMBIA BANKING SYSTEM, INC.

2016 401 PLUS PLAN

DISTRIBUTION ELECTION NOTICE

A PARTICIPANT MUST SUBMIT A DISTRIBUTION ELECTION NOTICE WHEN HE OR SHE FIRST BECOMES A PARTICIPANT IN THE PLAN, AND DOES NOT NEED TO RESUBMIT A NEW DISTRIBUTION ELECTION NOTICE UNLESS HE OR SHE WISHES TO CHANGE A PRIOR DISTRIBUTION ELECTION.

This is an:

☐	Initial distribution election (Check this box if you have never filed a prior Distribution Election Notice)

☐	Change in my distribution election (Check this box if you filed a prior Distribution Election Notice)

Pursuant to the provisions of the Columbia Banking System, Inc. 2016 401 Plus Plan, I hereby elect to have any amounts credited to my Deferred Compensation Account distributed to me as designated below:

_______	Single lump sum within ninety (90) days following the termination of my employment.

_______	In equal monthly installments paid over months (insert number of months, not to exceed 120).

This distribution election applies to both prior and future deferrals of compensation by me, and to all other amounts credited to my Deferred Compensation Account.

I understand that I cannot change my distribution election under the Plan unless all of the following conditions are satisfied:

(i)	The change shall not take effect until at least twelve (12) months after the date on which the change is made;

(ii)	All payments affected by the change must be deferred for a period of not less than five (5) years from the date such payments would otherwise have been made (or in the case of an installment payment five (5) years from the date the first amount was scheduled to be paid); and

(iii)	In the case of a payment at a specified time or pursuant to a fixed schedule, the change cannot be made less than twelve (12) months prior to the date of the first scheduled payment.

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Subject to the foregoing, the last dated Distribution Election Notice shall supersede all prior Distribution Election Notices.

Participant	Date

Print Name

4